Exhibit 4.13
Amendment Document Number 12 to the Financing Agreement of March 14, 2013

Made and entered into in Tel Aviv on the 30th day of June, 2021

By and between:	The entities enumerated in Appendix 1 of the Financing Agreement
in their function as financiers (the “Financiers”)	of the first part

And:	Bank Hapoalim Ltd.
in its function as Credit Manager
and in its function as Security Trustee
(“Bank Hapoalim”)	of the second part

And:	Ceragon Networks Ltd.
Company no. 51-235244-4
of 24 Raoul Wallenberg Street, Tel Aviv, 6971920
(the “Borrower”)	of the third part

(each of the Financiers, the Credit Manager, the Security Trustee and the Borrower are hereinafter, the “Party” and jointly, the “Parties”).

Whereas:
on March 14, 2013 the Borrower entered into a financing agreement with the Financiers, inclusive of its appendices and attachments, as amended and as shall be amended from time to time (the “Financing Agreement”) in and under which, inter alia, the Borrower was provided with the “credit”; and

Whereas:	the Borrower approached the Financiers and requested to draw up various amendments to the Financing Agreement, as set forth below in this Amendment Document; and

Whereas:
in reliance on the correctness of the declarations and representations of the Borrower in the Financing Agreement and in this Amendment Document, as set forth below, and performance of all its undertakings as set forth in the Financing Agreement as amended in this Amendment Document, the Financiers accepted the Borrower’s request, all subject and pursuant to the terms and conditions of the Financing Agreement and this Amendment Document.

Now therefore the Parties hereto agree as follows:

1.	General

1.1
The preamble to this Amendment Document constitutes an integral part hereof. All terms mentioned heretofore and hereinafter in this Amendment Document shall have the meaning given to them in the Financing Agreement, unless explicitly stated otherwise.

1.2	For the avoidance of doubt, it is agreed that this Amendment Document constitutes part of the Credit Documents, as defined in section 2 of the Financing Agreement.

1.3
In addition to any declaration, representation or undertaking of the Borrower in the “Credit Documents” (as this term is defined in the Financing Agreement) or in any other agreement or document delivered or to be delivered to the Financiers in connection with the credit or in connection with the security, and without prejudicing or derogating from any of the foregoing (except as required from this Amendment Document), the Borrower declares, confirms and undertakes to the Financiers and office holders as follows:

1.3.1	the Borrower fully and accurately performed and is continuing to perform all the provisions of the Financing Agreement;

1.3.2
all the Borrower’s representations set forth in the Financing Agreement (with the exception of those set forth in sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11 and 15.1.16) remain in effect and are correct and complete as of the date of signature of this Amendment Document;

1.3.3
(a) the Borrower obtained all the decisions, agreements, authorizations, permits and approvals required under its documents of incorporation, under the provisions of any law and at the instruction of any authority whatsoever in connection with making this Amendment Document or in connection with the Financing Agreement and its appendices; (b) there is no need to adopt decisions or provide any additional consents or approvals; (c) all measures and acts required were taken to lawfully approve its entering into this Amendment Document; (d) all the Borrower’s undertakings under, within or in connection with this Amendment Document or the Financing Agreement or the other Credit Documents are lawful, in existence, valid, binding and enforceable against it according to their terms.

2.	Extension of Final Payment Date

2.1
Starting on the date of signature of this Amendment Document, section 2 of the Financing Agreement shall be amended so that the existing definition of “Final Payment Date” therein shall be deleted and shall be replaced by the following:

“Final Payment Date”	means June 30, 2022.”

3.	Replacement of Appendix 16.28.5 of the Financing Agreement

3.1
Starting on the date of signature of this Amendment Document, section 16.28.5 of the Financing Agreement shall be amended so that Appendix 16.28.5 of the Financing Agreement shall be replaced by the Appendix 16.28.5 attached to this Amendment Document.

4.	Amendment of Financial Covenant

4.1	Starting on the date of signature of this Amendment Document, the following sentence shall be added at the end of section 16.26.1:

“It is hereby agreed that the value of the property – long-term lease agreement in respect of the Company’s new offices at Rosh Ha’ayin, shall be deleted from the balance sheet total.”

5.	Permitted Factoring Transaction

5.1
Starting on the date of signature of this Amendment Document, section 16.16 of the Financing Agreement shall be amended in such manner that in subsection A, the words “pursuant to the transaction with the Reliance Jio Infocomm group of June 17, 2013” shall be deleted.

5.2	The remaining provisions of the section shall remain unchanged.

6.	Payments

6.1
The Borrower undertakes to pay: (a) Bank Hapoalim in its function as Credit Manager, and also (b) each Financier by means of the Credit Manager, a special one-time and agreed payment in connection with amendment of the Financing Agreement, all as set forth in the cover letter to be signed concurrently with signature of this Amendment Document by the Borrower.

6.2	Any payment as stated above shall be deemed final and absolute, and shall not be returned to the Borrower for any reason whatsoever.

7.	Miscellaneous

7.1
Unless explicitly determined otherwise in this Amendment Document, the conditions and undertakings set forth in this Amendment Document do not derogate or prejudice or alter any other undertaking of the Borrower to the Financiers or the validity of any security whatsoever provided in favor of the Security Trustee for the Financiers according to and under the Financing Agreement or the other Credit Documents or any other document or agreement delivered or to be delivered to the Financiers or any office holder in connection with the credit, and they shall continue to remain in full and binding effect, including any provisions relating to the rights of the Financiers to make the credit immediately payable, all pursuant and subject to the terms and conditions of the Credit Documents.

7.2
This Amendment Document, unless explicitly stated herein otherwise, is in addition to and shall not derogate from, alter or prejudice the provisions of the Financing Agreement and the Amendment Documents, and except as explicitly stated in this Amendment Document, all rights of the Financiers and the Borrower under the Financing Agreement, the Amendment Documents and under the provisions of any law, are saved absolutely.

7.3	This Amendment Document may be signed by the Parties to it in one copy or several separate copies by any of the Parties, which shall jointly constitute one document.

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In witness whereof, the Parties hereto affix their signature:

__________________________ Ceragon Networks Ltd.	( - ) ___________________________ Bank Hapoalim Ltd. (as Financier, in its position as Credit Manager and in its position as Security Trustee)
___________________________________ First International Bank of Israel Ltd. (as Financier)
________________________ HSBC Bank PLC (as Financier)
___________________________ Bank Leumi Le-Israel B.M. (as Financier)
Attorney certification

I, the undersigned, _______________ Adv., serving as legal advisor to Ceragon Networks Ltd. (the “Borrower”), hereby certify that this Amendment Document was duly signed by the Borrower, by means of ________________, I.D. no. _______________and ______________, I.D. no. _____________, according to a resolution of the Borrower which was duly adopted, and in accordance with the Borrower’s updated documents of incorporation. Likewise, I hereby certify that this agreement was signed by those persons with authority to bind the Borrower, whose signature on this agreement binds the Borrower for all intents and purposes.

___________________________ Date	________________________ Attorney signature and stamp

Appendix 16.28.5

[Attached below]